Exhibit (b)(2)

EXECUTION COPY

FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED REVOLVING

TERM CREDIT AGREEMENT AND WAIVER

THIS AGREEMENT made as of the 28 day of February, 2011,

B E T W E E N:

CELESTICA INC., a corporation incorporated under the laws of the Province of Ontario, and SUBSIDIARIES OF CELESTICA INC. SPECIFIED AS DESIGNATED SUBSIDIARIES IN ACCORDANCE WITH THE CREDIT AGREEMENT, as Borrowers,

— and —

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY TO THE CREDIT AGREEMENT, as Lenders,

— and —

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

WHEREAS Celestica Inc. (“Celestica”), the Subsidiaries of Celestica specified therein as Designated Subsidiaries, Canadian Imperial Bank of Commerce, as Co-Lead Arranger, Bookrunner and Administrative Agent, RBC Capital Markets, as Co-Lead Arranger and Co-Syndication Agent, Merrill Lynch Pierce Fenner & Smith Incorporated, as Co-Syndication Agent and the financial institutions named therein as Lenders are parties to the Sixth Amended and Restated Revolving Term Credit Agreement dated as of January 14, 2011 (the “Credit Agreement”);

AND WHEREAS the parties to the Credit Agreement wish to amend the Credit Agreement on the terms and conditions set forth herein.

THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, the covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1                               Headings

The division of this Agreement into Articles and Sections and the insertion of headings is for convenience of reference only and shall not affect the construction of interpretation hereof.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, paragraph or other portion hereof and include any agreement supplemental hereto.

1.2                               Extended Meanings

Words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders.

1.3                               Cross References

Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, and unless otherwise specified, references in the Article, Section or definition to any Clause are references to such Clause of such Article, Section or definition.

1.4                               Reference to Administrative Agent or Lenders

Any reference in this Agreement to the Administrative Agent or a Lender shall be construed so as to include its permitted successors, transferees or assigns under the Credit Agreement in accordance with their respective interests.

1.5                               Severability

In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any Applicable Law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

1.6                               References to Agreement

Except as otherwise provided herein, any reference herein to this Agreement, the Credit Agreement and any other Loan Document or any other agreement or document shall be construed to be a reference to this Agreement, the Credit Agreement or such Loan Document or such other agreement or document, as the case may be, as the same may have been, or may from time to time be, amended, restated, extended, supplemented or replaced.

1.7                               Effect of the Credit Agreement

On and after the date of this Agreement, each reference in the Credit Agreement to “this Agreement” and each reference to the Credit Agreement in the Loan Documents and any and all other agreements, documents and instruments delivered by any of the Lenders, the Administrative Agent, the Borrowers, the Grantors, the Guarantors or any other Person shall mean and be a reference to the Credit Agreement as amended by this Agreement.  Except as specifically amended by this Agreement, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

ARTICLE 2
AMENDMENTS

2.1                               Amendments to Section 1.1

Section 1.1 of the Credit Agreement is amended by adding the following defined term in alphabetical order:

2

““Thai Material Restricted Subsidiary” has the meaning specified in Section 9.1(m)(iv).”

2.2                               Amendments to Section 9.1

Section 9.1 of the Credit Agreement is amended by deleting subparagraph (m)(iv) in its entirety and replacing it with the following:

“(iv)        Notwithstanding anything to the contrary contained herein, a Guarantee shall not be required from a Material Restricted Subsidiary established under the Applicable Laws of the PRC (a “Chinese Material Restricted Subsidiary”) or the Applicable Laws of Thailand (a “Thai Material Restricted Subsidiary”).  For the purpose of the proviso in the definition of Material Restricted Subsidiary, the unconsolidated assets of any Chinese Material Restricted Subsidiary or Thai Material Restricted Subsidiary that has not provided a Guarantee or any confirmation, change, amendment or modification of a Guarantee which has been provided prior to the date hereof, shall be considered to be unconsolidated assets of a Restricted Subsidiary that is not a Material Restricted Subsidiary, until such time as such Guarantee or any such confirmation, change, amendment or modification has been provided, together with, (A) in the case of a Chinese Material Restricted Subsidiary, evidence of the necessary verification and approval of, and registration with, the relevant local branch of the State Administration of Foreign Exchange in respect of any currency conversions and any payments out of the PRC or any payments to foreign-invested financial institutions in the PRC pursuant to any such Guarantee or any such confirmation, change, amendment or modification and (B) in the case of a Thai Material Restricted Subsidiary, evidence of the receipt of the necessary license under the laws of Thailand required to provide any such Guarantee”.

ARTICLE 3
CONDITIONS PRECEDENT

3.1                               Conditions for Closing

The effectiveness of this Agreement is conditional upon satisfaction of the following conditions, which shall be satisfied by the Borrowers contemporaneously with their execution and delivery of this Agreement:

(a)                                  This Agreement shall constitute a legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms; and

(b)                                 The Borrowers shall have paid all fees and expenses that are due to the Administrative Agent or any Lender and related to the Facility, to the extent such fees and expenses are owing as at the date of this Agreement.

The conditions set forth in this Article 3 are inserted for the sole benefit of the Lenders and may be waived by the Administrative Agent on behalf of the Lenders in whole or in part, with or without terms or conditions.

3

ARTICLE 4
SECURITY AND SECURITY DOCUMENTS

4.1                               Security and Security Documents

For greater certainty, at any time that Celestica does not have Public Debt outstanding, (i) the Security shall continue to secure the obligations of each applicable Obligor to each Lender and Hedge Lender under or in connection with any Security Document executed by such Obligor, (ii) the Security Documents shall continue to be valid and enforceable against each applicable Obligor in accordance with its terms, and (iii) the Security shall remain duly perfected in accordance with Applicable Law.

ARTICLE 5
WAIVER

5.1                               Waiver

The Administrative Agent and the Lenders waive (i) any breach by the Borrowers of the representations and warranties in Sections 8.1(a), 8.1(b), 8.1(c), 8.1(d) and 8.1(g) of the Credit Agreement and (ii) any Default or Event of Default under the Credit Agreement resulting from the delivery of incorrect representations and warranties by the Borrowers in Sections 8.1(a), 8.1(b), 8.1(c), 8.1(d) and 8.1(g) of the Credit Agreement.

ARTICLE 6
GENERAL

6.1                               Survival

All covenants, agreements, representations and warranties made herein or in the Credit Agreement or in certificates delivered in connection with the Credit Agreement by or on behalf of the Borrowers shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as there is any obligation of the Borrowers to the Agents and the Lenders under the Credit Agreement.

6.2                               Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the Borrowers and the successors and permitted assigns of the Administrative Agent and the Lenders.

6.3                               Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Administrative Agent, Lenders and Borrowers agree that any legal suit, action or proceeding arising out of this Agreement, the Credit Agreement or any Loan Document may be instituted in the courts of the Province of Ontario, and the Administrative Agent, Lenders and Borrowers hereby accept and irrevocably submit to the nonexclusive jurisdiction of said courts and acknowledge their competence and agree to be bound by any judgment thereof.

4

6.4                               Further Assurances

Each Borrower shall promptly cure any default in its execution and delivery of this Agreement or in any of the other instruments referred to or contemplated herein to which it is a party.  Each Borrower, at its expense, will promptly execute and deliver, or cause to be executed and delivered, to the Administrative Agent, upon request, all such other and further documents, agreements, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of such Borrower hereunder or more fully to state the obligations of such Borrower as set out herein or to make any recording, file any notice or obtain any consents, all may be necessary or appropriate in connection therewith.

6.5                               No Waiver, etc.

The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided, operate as a waiver of any right, power or remedy of the Administrative Agent or any of the Lenders under any of the Loan Documents nor constitute a waiver of any provision of any of the Loan Documents, and shall not be deemed to prejudice any rights which the Administrative Agent or Lenders may have, and except as expressly amended, waived or consented to herein, the Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms.

6.6                               Execution in Counterparts

This Agreement may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute a single agreement.

5

IN WITNESS WHEREOF the Borrowers, the Lenders and the Administrative Agent have executed this Agreement

CELESTICA INC.

By:	/s/ Paul Nicoletti
Name: Paul Nicoletti
Title: Chief Financial Officer

DESIGNATED SUBSIDIARIES

CELESTICA INTERNATIONAL INC.

By:	/s/ Paul Nicoletti
Name: Paul Nicoletti
Title: Chief Financial Officer

CELESTICA LLC

By:	/s/ Todd C. Melendy
Name: Todd C. Melendy
Title: Vice President and Secretary

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:	/s/ Ben Fallico
Name: Ben Fallico
Title: Executive Director

By:	/s/ Steve Nishimura
Name: Steve Nishimura
Title: Managing Director

CANADIAN IMPERIAL BANK OF COMMERCE, as Canadian Lender

By:	/s/ Ben Fallico
Name: Ben Fallico
Title: Executive Director

By:	/s/ Steve Nishimura
Name: Steve Nishimura
Title: Managing Director

CIBC INC., as U.S. Lender

By:	/s/ Eoin Roche
Name: Eoin Roche
Title: Executive Director

By:	/s/ Dominic J. Sorresso
Name: Dominic J. Sorresso
Title: Executive Director CISB World Markets Corp. Authorized Signatory CIBC INC.

BANK OF AMERICA N.A., CANADA BRANCH, as Canadian Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

By:
Name:
Title:

BANK OF AMERICA N.A., as U.S. Lender

By:	/s/ Sugeet Manchanda Madan
Name: Sugeet Manchanda Madan
Title: Director

By:
Name:
Title:

ROYAL BANK OF CANADA, as Canadian Lender

By:	/s/ Thomas E. Paton
Name: Thomas E. Paton
Title: Authorized Signatory

By:
Name:
Title:

ROYAL BANK OF CANADA, as U.S. Lender

By:	/s/ Dustin Craven
Name: Dustin Craven
Title: Attorney-in-Fact

By:
Name:
Title:

EXPORT DEVELOPMENT CANADA, as Canadian Lender

By:	/s/ Allan Quiz
Name: Allan Quiz
Title: Asset Manager

By:	/s/ Trevor Mulligan
Name: Trevor Mulligan
Title: Asset Manager

EXPORT DEVELOPMENT CANADA, as U.S. Lender

By:	/s/ Allan Quiz
Name: Allan Quiz
Title: Asset Manager

By:	/s/ Trevor Mulligan
Name: Trevor Mulligan
Title: Asset Manager

DEUTSCHE BANK AG, CANADA BRANCH, as Canadian Lender

By:	/s/ Paul M. Jurist
Name: Paul M. Jurist
Title: Chief Country Officer

By:	/s/ Marcellus Leung
Name: Marcellus Leung
Title: Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as U.S. Lender

By:	/s/ Paul O’Leary
Name: Paul O’Leary
Title: Director

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Director

CITIBANK N.A., CANADIAN BRANCH, as Canadian Lender

By:	/s/ John Hastings
Name: John Hastings
Title: Authorized Signatory

By:
Name:
Title:

CITIBANK, N.A., as U.S. Lender

By:	/s/ Andrew L. Kreeger
Name: Andrew L. Kreeger
Title: Vice President

By:
Name:
Title:

MORGAN STANLEY BANK, N.A., as Canadian Lender

By:	/s/ Sharon Bazbaz
Name: Sharon Bazbaz
Title: Authorized Signatory

By:
Name:
Title:

MORGAN STANLEY BANK, N.A., as U.S. Lender

By:	/s/ Sharon Bazbaz
Name: Sharon Bazbaz
Title: Authorized Signatory

By:
Name:
Title:

BANK OF NOVA SCOTIA, as Canadian Lender

By:	/s/ Daniel P. Grouix
Name: Daniel P. Grouix
Title: Managing Director

By:	/s/ Eddy Popp
Name: Eddy Popp
Title: Associate Director

BANK OF NOVA SCOTIA, as U.S. Lender

By:	/s/ Daniel P. Grouix
Name: Daniel P. Grouix
Title: Managing Director

By:	/s/ Eddy Popp
Name: Eddy Popp
Title: Associate Director